Exhibit 99.1

Starwood Property Trust Announces Private Offering of Sustainability Bonds

GREENWICH, Conn., March 13, 2024/PRNewswire/ -- Starwood Property Trust, Inc. (NYSE: STWD) (the “Company”) today announced that, subject to market and other conditions, it is offering $400 million aggregate principal amount of its unsecured senior notes due 2029 (the “Notes”) in a private offering.

The Company intends to allocate an amount equal to the net proceeds from the offering to finance or refinance, in whole or in part, recently completed or future eligible green and/or social projects. Net proceeds allocated to previously incurred costs associated with eligible green and/or social projects will be available for the repayment of indebtedness previously incurred. Pending full allocation of an amount equal to the net proceeds to eligible green and/or social projects, the Company intends to use the net proceeds for general corporate purposes, including the repayment of outstanding indebtedness under the Company’s repurchase facilities.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Starwood Property Trust, Inc.

Starwood Property Trust, Inc. (NYSE: STWD), an affiliate of global private investment firm Starwood Capital Group, is a leading diversified finance company with a core focus on the real estate and infrastructure sectors. As of December 31, 2023, the Company has successfully deployed over $97 billion of capital since inception and manages a portfolio of over $27 billion across debt and equity investments. Starwood Property Trust's investment objective is to generate attractive and stable returns for shareholders, primarily through dividends, by leveraging a premiere global organization to identify and execute on the best risk adjusted returning investments across its target assets.

Forward-Looking Statements

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with respect to the anticipated offering and the use of proceeds. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include: (i) factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, including those set forth under the captions “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (ii) defaults by borrowers in paying debt service on outstanding indebtedness; (iii) impairment in the value of real estate property securing the Company’s loans or in which the Company invests; (iv) availability of mortgage origination and acquisition opportunities acceptable to the Company; (v) potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements; (vi) the Company’s ability to achieve the benefits that it anticipates from the prior acquisition of the project finance origination, underwriting and capital markets business of GE Capital Global Holdings, LLC; (vii) national and local economic and business conditions, including as a result of the impact of public health emergencies; (viii) the occurrence of certain geo-political events (such as wars, terrorist attacks and tensions between states) that affect the normal and peaceful course of international relations; (ix) general and local commercial and residential real estate property conditions; (x) changes in federal government policies; (xi) changes in federal, state and local governmental laws and regulations; (xii) increased competition from entities engaged in mortgage lending and securities investing activities; (xiii) changes in interest rates; and (xiv) the availability of, and costs associated with, sources of liquidity.

Contact:

Zachary Tanenbaum

Starwood Property Trust

Phone: 203-422-7788

Email: ztanenbaum@starwood.com